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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 1, 2005

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                            CENTURY ALUMINUM COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
           DELAWARE                       0-27918                     13-3070826
(State or other jurisdiction of  (Commission File Number)  (IRS Employer Identification No.)
        Incorporation)
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            2511 GARDEN ROAD
         BUILDING A, SUITE 200
          MONTEREY, CALIFORNIA                                    93940
(Address of principal executive offices)                        (Zip Code)

                                 (831) 642-9300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Base Compensation for Named Executive Officers

      Effective as of August 1, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Century Aluminum Company (the "Company") approved the following base pay for the following executive officers identified as Named Executive Officers in the Company's 2005 proxy statement:
Craig A. Davis, $913,750 Chairman and Chief Executive Officer; Jack E. Gates, Executive Vice President and Chief Operating Officer, $342,500; Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, $307,500; David W. Beckley, Executive Vice President and Chief Financial Officer, $305,000; and Daniel J. Krofcheck, Vice President and Treasurer, $212,500.

      Severance Protection Agreements

      Effective as of August 1, 2005, the Committee approved the Company entering into a severance compensation agreement with Daniel J, Krofcheck, Vice President and Treasurer of the Company. The agreement provides that if within 36 months following a change in control of the Company, the executive's employment is terminated either: (i) by the Company for other than cause or disability, or
(ii) by such executive for good reason, then such executive will receive a lump sum payment equal to two times the aggregate of the highest base salary and the highest bonus received by such executive in any of the most recent five years. Also, upon a change in control, the exercisability of stock options and the vesting of performance shares held by such executives will be accelerated. The severance compensation agreement also provides for additional payments to the executive to fully offset any excise taxes payable by the executive as a result of the payments and benefits provided in the agreement.

      In addition, the Committee approved the amending and restating of its current severance compensation agreements with Craig A. Davis, President and Chief Executive Officer: Gerald J. Kitchen, Executive Vice President, General Counsel, and Chief Administrative Officer and Secretary; David W. Beckley, Executive Vice President and Chief Financial Officer, and Jack E. Gates, Executive Vice President and Chief Operating Officer to incorporate prior amendments, effect ministerial changes and to amend the definition of change in control.

      Consulting Agreement for Gerald J. Kitchen

      Effective August 1, 2005, the Compensation Committee approved the Company entering into a consulting agreement with Gerald J. Kitchen, Executive Vice President, General Counsel, and Chief Administrative Officer of the Company. The consulting agreement is effective January 1, 2006 and shall be for a term of 12 months, subject to earlier termination. During the term of the agreement, Mr. Kitchen will render up to 900 hours of general consulting services as reasonably requested by the Board of Directors of the Company or the Company's Chief Executive Officer. The consulting agreement provides that Mr. Kitchen will be paid a monthly retainer equal to his monthly base pay at the time of his retirement. In addition, Mr. Kitchen will be entitled to reimbursement for his expenses in accordance with the Company's expense reimbursement policy.


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      The information in this Form 8-K may contain "forward-looking statements"
within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CENTURY ALUMINUM COMPANY

  Date: August  4, 2005      By:   /s/  Gerald J. Kitchen
        -----------------       ------------------------------------------------
                                Name:  Gerald J. Kitchen
                                Title: Executive Vice President, General
                                       Counsel, Chief Administrative Officer and
                                       Secretary


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